Exhibit 99.1

Capricor Therapeutics Reports First Quarter 2015 Financial & Business Highlights

Company to Host Conference Call and Webcast at 4:30 p.m. EDT, Today, May 12, 2015

LOS ANGELES, May 12, 2015 -- Capricor Therapeutics, Inc. (NASDAQ: CAPR), a biotechnology company focused on developing novel therapeutics for the treatment of cardiovascular diseases, today provided a business and financial update for the first quarter ended March 31, 2015.

First Quarter and Recent Operational Highlights

•	Raised approximately $17.0 million in two private placements of common stock

•	Initiated the DYNAMIC trial (Dilated cardiomYopathy iNtervention with Allogeneic MyocardIally-regenerative Cells) to evaluate CAP-1002 in patients with advanced heart failure; the trial is funded in part through an approximate $3.0 million grant from the National Institutes of Health (NIH)

•	Appointed Thomas Copmann, Ph.D., as Vice President of Regulatory Affairs and Drug Development

•	Commenced trading of Capricor common stock on the Nasdaq Capital Market effective March 9, 2015

•	Initiated patient enrollment of a dose-ranging Phase II clinical trial of Cenderitide to evaluate the safety and feasibility of delivering the product via a subcutaneous drug delivery patch pump in 14 patients with stable, chronic heart failure

•	Completed enrollment of the Cenderitide Phase II trial in chronic heart failure patients who received Cenderitide via continuous subcutaneous infusion using Insulet’s OmniPod® drug delivery system

•	Completed enrollment of the first arm of the DYNAMIC trial of cardiosphere-derived cell (CDC) therapy in patients with advanced heart failure

•	Allogeneic CDC product candidate, CAP-1002, granted Orphan Drug designation by the U.S. Food and Drug Administration for the treatment of cardiomyopathy-associated with Duchenne muscular dystrophy (DMD)

“The first quarter of 2015 was an important period for the Company on a number of fronts,” said Linda Marbán, Ph.D., Chief Executive Officer of Capricor. “We strengthened our financial position by raising approximately $17.0 million in two private placements during the quarter. Both our CDC and Cenderitide programs continue to advance as we initiated and completed the first arm of the DYNAMIC trial of CAP-1002 in advanced heart failure, received Orphan Drug status for CAP-1002 for the treatment of cardiomyopathy-associated DMD and initiated and completed enrollment of the Phase II trial using Cenderitide in chronic heart failure patients. We look forward to reporting on these studies in the coming quarters.”

Upcoming Clinical Development Milestones

CDCs (Cardiosphere-Derived Cells)

•	1H15:	Submit IND for DMD-associated cardiomyopathy

•	2H15:	Report initial DYNAMIC top-line results

•	2H15:	Initiate HOPE-DUCHENNE clinical trial to treat DMD-associated cardiomyopathy

•	4Q16-1Q17:	ALLSTAR Phase II top-line data

Cenderitide (Natriuretic Peptide)

•	2H15:	Report initial Cenderitide top-line results

•	2H15:	Announce clinical development program for natriuretic peptides

Upcoming Investor Presentations

Capricor Therapeutics will participate in the following conferences in the second quarter of 2015:

•	Jefferies 2015 Global Healthcare Conference, June 1-4, New York

•	JMP Healthcare Conference 2015, June 23-24, New York

Results of Operations for the quarter ended March 31, 2015

For the quarter ended March 31, 2015, the Company had cash, cash equivalents and marketable securities totaling approximately $22.4 million, plus approximately $2.0 million restricted cash from the Company’s’ loan award, granted by the California Institute for Regenerative Medicine (CIRM), totaling approximately $24.5 million. The increase in cash equivalents and marketable securities from the approximately $8.0 million reported as of December 31, 2014 is a result of approximately $17.0 million raised in two private placements of Capricor common stock, less cash used to fund operations. Restricted cash related to the CIRM loan award decreased by approximately $0.9 million compared to that reported as of December 31, 2014 as a result of expenses related to the ALLSTAR clinical trial.

For the quarter ended March 31, 2015, the Company reported a net loss of approximately $3.5 million, or $0.23 per basic and diluted share, compared to a net loss of approximately $1.2 million, or $0.10 per basic and diluted share, for the same period in the prior year. Research and development expenses increased to approximately $3.8 million in the quarter ended March 31, 2015, compared to approximately $1.4 million for the same period in the prior year. The increase was primarily due to the initiation of clinical trials, including the DYNAMIC trial and the Cenderitide Phase II trial in heart failure, as well as the ongoing ALLSTAR Phase II clinical trial. General and administrative expenses increased to approximately $1.4 million in the quarter ended March 31, 2015, compared to approximately $0.9 million for the same period in the prior year. The increase was primarily due to increases in compensation costs and non-cash stock-based compensation.

Conference Call

Capricor management will hold a conference call at 4:30 p.m. EDT today. The live call may be accessed by dialing +1-877-407-4018 for domestic callers and +1-201-689-8471 for international callers. Access to the live webcast can be found at www.capricor.com/investors/. Additionally, conference call details and a link to the replay of the webcast will be archived for approximately 90 days and will be available at www.capricor.com/investors/.

About Capricor Therapeutics

Capricor Therapeutics, Inc. (NASDAQ: CAPR) is a clinical-stage biotechnology company with expertise in the field of cardiovascular disease aiming to develop novel therapies for diseases with significant unmet medical needs. Our lead programs target post myocardial infarction (heart attack), heart failure and Duchenne Muscular Dystrophy. The Company has two leading product candidates under investigation: Cenderitide, a natriuretic peptide receptor agonist, and CAP-1002, a cardiac cell therapy. Cenderitide is in development for the outpatient treatment of heart failure as well as potential other indications. CAP-1002 is in development for the treatment of post myocardial infarction (heart attack), advanced heart failure and Duchenne muscular dystrophy associated cardiomyopathy. In addition, the Company is conducting research and development on its exosomes platform technology for cardiac diseases and other potential indications. For additional information visit www.capricor.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the efficacy, safety, and intended utilization of Capricor's product candidates; the conduct, size, timing and results of discovery efforts and clinical trials; scope, duration, validity and enforceability of intellectual property rights; plans regarding regulatory filings, future research and clinical trials; plans regarding current and future collaborative activities and the ownership of commercial rights; future royalty streams, and any other statements about Capricor's management team's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "could," "anticipates," "expects," "estimates," "should," "target," "will," "would" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. More information about these and other risks that may impact our business are set forth in our Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on March 16, 2015, and in our Registration Statement on Form S-1, as filed with the Securities and Exchange Commission on March 6, 2015. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

CONTACT: Capricor Therapeutics, Inc.

AJ Bergmann, Vice President of Finance

+1-310-358-3200

abergmann@capricor.com

Investors:

Robert Flamm, Ph.D.

Russo Partners, LLC

+1-212-845-4226

robert.flamm@russopartnersllc.com

Media:

Christopher Hippolyte

Russo Partners, LLC

+1-646-942-5634

chris.hippolyte@russopartnersllc.com

Tables will follow

CAPRICOR THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

	Three months ended March 31,
	2015	2014

INCOME
Collaboration income	$1,041,667	$1,041,667
Grant income	746,235	-

TOTAL INCOME	1,787,902	1,041,667

OPERATING EXPENSES
Research and development	3,807,087	1,374,757
General and administrative	1,395,540	852,347

TOTAL OPERATING EXPENSES	5,202,627	2,227,104

LOSS FROM OPERATIONS	(3,414,725)	(1,185,437)

OTHER INCOME (EXPENSE)
Investment income	275	153
Interest expense	(61,681)	(25,327)

TOTAL OTHER INCOME (EXPENSE)	(61,406)	(25,174)

NET LOSS	(3,476,131)	(1,210,611)

OTHER COMPREHENSIVE GAIN (LOSS)
Net unrealized gain (loss) on marketable securities	(3,940)	576

COMPREHENSIVE LOSS	$(3,480,071)	$(1,210,035)

Net loss per share, basic and diluted	$(0.23)	$(0.10)

Weighted average number of shares,
basic and diluted	14,869,746	11,689,441

CAPRICOR THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

	March 31, 2015 (unaudited)	December 31, 2014
Cash, cash equivalents and marketable securities	$22,423,110	$8,034,765
Total Assets	$27,471,047	$13,632,072

Total deferred revenue	7,291,666	8,333,333
Total liabilities	$20,146,503	$19,880,795

Total stockholders' equity (deficit) - 16,221,985 and 11,707,051 common shares issued and
outstanding at March 31, 2015 and December 31, 2014, respectively	7,324,544	(6,248,723)
Total liabilities and stockholders' equity	$27,471,047	$13,632,072

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